Exhibit 99.1

Footnotes to Form 3

(1) Advent International, L.P. (f/k/a Advent International Corporation, “Advent”) manages funds that collectively own 62,493,676 shares of Class A common stock of the Issuer, which are represented as follows: (i) 16,955,510 shares are held directly by Advent International GPE IX Limited Partnership (“GPE-IX LP”), (ii) 3,359,809 shares are held directly Advent International GPE IX-B Limited Partnership (“GPE IX-B LP”), (iii) 1,394,766 shares are held directly by Advent International GPE IX-C Limited Partnership (“GPE IX-C LP”), (iv) 1,463,380 shares are held directly by Advent International GPE IX-F Limited Partnership (“GPE IX-F LP”), (v) 4,815,226 shares are held directly by Advent International GPE IX-G Limited Partnership (“GPE IX-G LP”), (vi) 5,428,915 shares are held directly by Advent International GPE IX-H Limited Partnership (“GPE IX-H LP”), (vii) 3,075,053 shares are held directly by Advent International GPE IX-I Limited Partnership (“GPE IX-I LP”), (viii) 4,985,850 shares are held directly by Advent International GPE IX-A SCSP (“GPE IX-A SCSP”), (ix) 1,061,241 shares are held directly by Advent International GPE IX-D SCSP (“GPE IX-D SCSP”), (x) 2,156,723 shares are held directly by Advent International GPE IX-E SCSP (“GPE IX-E SCSP”), (xi) 97,427 shares are held directly by Advent International GPE IX Strategic Investors SCSP (“GPE IX Strategic Investors SCSP”), (xii) 55,642 shares are held directly by Advent Partners GPE IX Limited Partnership (“AP GPE IX LP”), (xiii) 128,669 shares are held directly by Advent Partners GPE IX-A Limited Partnership (“AP GPE IX-A LP”), (xiv) 321,070 shares are held directly by Advent Partners GPE IX Cayman Limited Partnership (“AP GPE IX Cayman LP”), (xv) 54,121 shares are held directly by Advent Partners GPE IX-A Cayman Limited Partnership (“AP GPE IX-A Cayman LP”), (xvi) 898,507 shares are held directly by Advent Partners GPE IX-B Cayman Limited Partnership (“AP GPE IX-B Cayman LP”),  (xvii) 3,818,770 shares are held directly by Advent Global Technology Limited Partnership (“Global Technology LP”), (xviii) 2,971,879 shares are held directly by Advent Global Technology-B Limited Partnership (“Global Technology-B LP”), (xix) 1,609,070 shares are held directly by Advent Global Technology-C Limited Partnership (“Global Technology-C LP”), (xx) 1,926,387 shares are held directly by Advent Global Technology-D Limited Partnership (“Global Technology-D LP”), (xxi) 1,885,069 shares are held directly by Advent Global Technology-A SCSP (“Global Technology-A SCSP”), (xxii) 5,990 shares are held directly by Advent Partners AGT Limited Partnership (“AGT LP”), (xxiii) 27,373 shares are held directly by Advent Partners AGT-A Limited Partnership (“AGT-A LP”), (xxiv) 342,890 shares are held directly by Advent Partners AGT Cayman Limited Partnership (“AGT Cayman LP”), (xxv) 30,542 shares are held directly by Advent Global Technology Strategic Investors Limited Partnership (“AGT Strategic Investors LP”) and (xxvi) 3,623,787 shares are held directly by Advent Global Opportunities Master Limited Partnership (“AGO Master Fund”).

(2) This filing is being made by the Reporting Person solely as a result of the conversion of Advent International Corporation into Advent International, L.P. GPE IX GP Limited Partnership is the general partner of GPE-IX LP, GPE IX-B LP, GPE IX-C LP, GPE IX-F LP, GPE IX-G LP, GPE IX-H LP and GPE IX-I LP. GPE IX GP S.à r.l. is the general partner of GPE IX-A SCSP, GPE IX-D SCSP, GPE IX-E SCSP and GPE IX Strategic Investors SCSP. AP GPE IX GP Limited Partnership is the general partner of AP GPE IX LP, AP GPE IX-A LP, AP GPE IX Cayman LP, AP GPE IX-A Cayman LP and AP GPE IX-B Cayman LP. Advent Global Technology GP Limited Partnership is the general partner of Global Technology LP, Global Technology-B LP, Global Technology-C LP and Global Technology-D LP. Advent Global Technology GP S.à r.l. is the general partner of Technology-A SCSP. AP AGT GP Limited Partnership is the general partner of AGT LP, AGT-A LP, AGT Cayman LP and AGT Strategic Investors LP. Advent International GPE IX, LLC is the general partner of GPE IX GP Limited Partnership, AP GPE IX GP Limited Partnership and GPE IX GP S.à r.l. Advent Global Technology LLC is the general partner of Advent Global Technology GP Limited Partnership, Advent Global Technology GP S.à r.l. and AP AGT GP Limited Partnership. Advent Global Opportunities GP LP (“AGO GP LP”), as general partner of AGO Master Fund, Advent Global Opportunities GP LLC (“AGO GP LLC”), as general partner of AGO GP LP, and Advent Global Opportunities Management LLC (“AGO Manager”), as investment manager to AGO Master Fund, may be deemed to beneficially own the shares held directly by AGO Master Fund. The various AGO entities referenced in this footnote were previously branded as Sunley House. Advent is the manager of Advent International GPE IX, LLC and Advent Global Technology LLC and is the sole member of both AGO GP LLC and AGO Manager. The Reporting Person is the general partner of Advent.

Investors in the AGO Master Fund invest in one or more of the following feeder funds: Advent Global Opportunities Fund LP, Advent Global Opportunities Limited Partnership, Advent Global Opportunities Fund Ltd. and Advent Global Opportunities Ltd. (collectively, the “AGO Feeder Funds”), which are the limited partners of the AGO Master Fund. The AGO Feeder Funds have ownership interests in the AGO Master Fund, but none of the AGO Feeder Funds owns shares directly and none has voting or dispositive power over the shares held directly by the AGO Master Fund.

(3) The Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of its pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Section 16 or any other purpose.